Exhibit 4.2

EXECUTION COPY

COMMON STOCKHOLDERS AGREEMENT, dated as of February 22, 2007, among Ikaria Holdings, Inc., a Delaware corporation, and each of the Persons listed on the signature pages hereto under the heading “Stockholder” (each, a “Stockholder”, and collectively, the “Stockholders”), and such other Persons who are signatories hereto on the date hereof or who will become signatories hereto from time to time as provided for herein.

WHEREAS, the Stockholder is a holder of shares of Ikaria Common Stock;

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of February 22, 2007 (the “Merger Agreement”), among the Company, Ikaria Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Ikaria, Inc., a Delaware corporation (“Ikaria”), Ikaria Merger Sub Inc. will be merged with and into Ikaria, with Ikaria the surviving entity, and the Stockholders will, in the merger, receive shares of Common Stock in exchange for their shares of Ikaria Common Stock;

WHEREAS, pursuant to a Preferred Stock Purchase Agreement, dated as of February 22, 2007 (the “Preferred Stock Purchase Agreement”), by and among the Company, Ikaria, the NMP Entities, and certain stockholders of Ikaria, the NMP Entities and such stockholders are purchasing shares of Series B Preferred Stock and certain of them are acquiring shares of the Series C Preferred Stock of the Company.

WHEREAS, pursuant to a Sale and Purchase Agreement, dated as of February 22, 2007 (the “Sale and Purchase Agreement”), by and among Linde Gas, Inc., a Delaware corporation, certain affiliates of Linde Gas, Inc., the Company, Ikaria Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Ikaria, Linde Gas, Inc., is selling all of the membership interests in INO Therapeutics LLC, a Delaware limited liability company, to Ikaria Acquisition Inc. in exchange for cash and shares of Series B Preferred Stock and Series C Preferred Stock of the Company.

WHEREAS, the Company and the Stockholders wish to provide for certain arrangements with respect to the Stockholders’ rights to hold and dispose of their shares of Common Stock.

WHEREAS, to induce the Company to execute and deliver the Merger Agreement, the Preferred Stock Purchase Agreement and the Sale and Purchase Agreement, and to consummate the transactions contemplated thereby, the Stockholders have agreed to be bound by the provisions set forth in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions.

1.1           “Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

1.2           “Affiliate Securities” means any securities issued by an Affiliate of the Company.

1.3           “Agreement” means this Stockholders’ Agreement, as may be amended, restated, supplemented or modified from time to time.

1.4           “Board” means the board of directors of the Company.

1.5           “Call” has the meaning ascribed to such term in Section 3.2(a).

1.6           “Call Period” means (i) in the case of the termination for Cause of the employment of a Stockholder who is an Employee, six months following the date of such termination, or (ii) in the case of the breach or violation by a Stockholder of any obligation under a Non-Competition Agreement, six months following the date that the Company has actual knowledge of such breach or violation; provided, that, in the case of each of (i) and (ii), if the Stockholder holds stock options during such six-month period, then, as to such the shares of Common Stock acquired upon the exercise of such stock options, the Call Period shall be the six-month period commencing on the date on which such stock options has been exercised for Common Stock.

1.7           “Call Price” has the meaning ascribed to such term in Section 3.2(a).

1.8           “Called Shares” has the meaning ascribed to such term in Section 3.2(c).

1.9           “Capital Stock” means the Common Stock and the Preferred Stock.

1.10         “Capital Transaction” means any Stock Dividend, recapitalization (including any special dividend or distribution), reclassification, spin-off, partial liquidation or similar capital adjustments (including through merger or consolidation).

1.11         “Cause” (i) means, if an Employee is a party to an employment, consulting or severance agreement with the Company or one of its subsidiaries, the occurrence of any circumstances defined as “Cause” in any such agreement, or (ii) if an Employee is not a party to an employment, consulting or severance agreement with the Company or one of its subsidiaries, has the meaning set forth in the 2007 Stock Option Plan; provided, however, that, prior to the termination of an Employee for Cause, the Company shall provide such Employee with written notice that the Board intends to meet to consider the Employee’s termination for Cause and the grounds constituting Cause.

1.12         “Closing” has the meaning ascribed to such term in Section 3.2(c).

1.13         “Closing Price” of a share of Common Stock means, on any day, the last reported sales price for such Common Stock on such day or, in the event no such sale takes place on such day, the average of the closing bid and asked prices for such Common Stock, in each case on the New York Stock Exchange or, if such Common Stock is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which such Common Stock is listed or admitted to trading, or, if such Common Stock is not listed or admitted to trading on any such exchange, the average of the highest reported bid and lowest reported asked prices for such Common Stock as furnished by the National Association of Securities Dealers through the

National Association of Securities Dealers Automated Quotation System (“Nasdaq”) (or a similar organization if Nasdaq is no longer reporting such information).

1.14         “Common Stock” means any shares of common stock, par value $0.01 per share, of the Company, whether voting or nonvoting, but excluding any shares of Common Stock issued upon conversion of any shares of Preferred Stock.  There shall be included within the term Common Stock any common stock now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, shares of Common Stock pursuant to a Capital Transaction or otherwise.

1.15         “Company” means Ikaria Holdings, Inc., a Delaware corporation, and shall include any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

1.16         “Compensatory Equity” means, as to any Employee, Convertible Securities granted to such Employee for services performed in respect of the Company or any of its subsidiaries (including, without limitation, options granted pursuant to the 2007 Stock Option Plan).

1.17         “Contemplated Transactions” means the transactions contemplated by the Merger Agreement, the Preferred Stock Purchase Agreement and the Sale and Purchase Agreement.

1.18         “Convertible Securities” means (i) any options or warrants to purchase or other rights to acquire Common Stock, (ii) any securities by their terms convertible into or exchangeable for Common Stock, and (iii) any options or warrants to purchase or other rights to acquire any such convertible or exchangeable securities.

1.19         “Employee” means any Stockholder who is as of the date hereof, or becomes after the date hereof, an employee of, or a consultant or independent contractor to, the Company or a subsidiary of the Company.

1.20         “Expenses of Sale” means all expenses incurred by the Preferred Stock Holders and their Affiliates in connection with any Transaction to the extent that such expenses are not paid or reimbursed by the Company.

1.21         “Fair Market Value” of a share of Common Stock means the fair market value per share of such Common Stock as determined in accordance with Section 3.2(e).

1.22         “Family Member” has the meaning ascribed to such term in Section 3.1(b)(i).

1.23         “Ikaria” has the meaning ascribed to such term in the recitals.

1.24         “Ikaria Common Stock” means the common stock, $0.0001 par value, of Ikaria.

1.25         “Investor Stockholders Agreement” means the Investor Stockholders Agreement, dated as of the date hereof, by and among the Company and the Preferred Stock Holders who are signatories thereto on the date thereof or who will become signatories thereto from time to time as provided for therein, as such agreement may be amended, restated, supplemented or modified from time to time; any reference herein to a section thereof shall be to such section as the same may be amended, restated, supplemented or modified from time to time.

1.26         “Legal Representative” means the guardian, executor, administrator or other legal representative of the Stockholder.  All references herein to a Stockholder who is an individual shall be deemed to include references to such Stockholder’s Legal Representative, if any, unless the context otherwise requires.

1.27         “Majority Stockholders” means, at any time, Stockholders holding a majority of the voting power represented by the shares of Common Stock and Preferred Stock then held by all Stockholders.

1.28         “Merger Agreement” has the meaning ascribed to such term in the recitals.

1.29         “NMP Entities” means New Mountain Partners II, L.P., a Delaware limited partnership, New Mountain Affiliated Investors II, L.P., a Delaware limited partnership, and Allegheny New Mountain Partners, L.P., a Delaware limited partnership.

1.30         “Non-Competition Agreement” means any employment or other agreement between the Stockholder and the Company or any of its subsidiaries that contains non-competition, non-solicitation or confidentiality restrictions on such Stockholder.

1.31         “Notice Date” means the date of delivery by the Company of written notice of its election to exercise its right to purchase shares of Common Stock from a Stockholder pursuant to Section 3.2(a).

1.32         “Permitted Transferee” has the meaning ascribed to such term in Section 3.1(b).

1.33         “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

1.34         “Preferred Stock” means the Series A Preferred Stock and the Series B Preferred Stock or either of them.

1.35         “Preferred Stock Holder” means any holder of Preferred Stock.

1.36         “Preferred Stock Purchase Agreement” has the meaning ascribed to such term in the recitals.

1.37         “Public Offering” means a public offering of Common Stock pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.

1.38         “Release Date” means the later to occur of (i) the 18-month anniversary of the closing of the Contemplated Transactions and (ii) the initial Public Offering.

1.39         “Representative” has the meaning ascribed to such term in Section 4.13(b).

1.40         “Restricted Period” has the meaning ascribed to such term in Section 3.6.

1.41         “Sale and Purchase Agreement” has the meaning ascribed to such term in the recitals.

1.42         “Sale Obligations” means any liabilities and obligations (including, without limitation, liabilities and obligations for indemnification, amounts paid into escrow and post-closing adjustments) incurred by the Preferred Stock Holders and their Affiliates in connection with any Transaction; provided, that the Sale Obligations of any Stockholder shall not exceed the amount of consideration received by such Stockholder in such Transaction.

1.43         “Scheduled Closing Date” has the meaning ascribed to such term in Section 3.2(c).

1.44         “Section 3.3 Notice” has the meaning ascribed to such term in Section 3.3(a).

1.45         “Selected Courts” has the meaning ascribed to such term in Section 4.3(b).

1.46         “Series A Preferred Stock” means any share of the Series A Convertible Preferred Stock, $0.01 par value per share, of the Company.

1.47         “Series B Preferred Stock” means any share of the Series B Convertible Preferred Stock, $0.01 par value per share, of the Company.

1.48         “Stock Dividend” means any stock split, stock dividend, reverse stock split or similar transaction which changes the number of outstanding shares of Common Stock of the Company.

1.49         “Stockholder” has the meaning ascribed to such term in the preamble.

1.50         “Transaction” means any sale pursuant to Section 3.3 or any transaction pursuant to Section 3.4.

1.51         “Transfer” has the meaning ascribed to such term in Section 3.1(a).

1.52         “2007 Stock Option Plan” means the stock option plan of the Company being adopted by the Company in connection with the Contemplated Transactions.

Section 2. Stock Certificate Legend.

2.1           All certificates representing Common Stock held by the Stockholders (unless registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE

STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT OR LAWS AND EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF A STOCKHOLDERS’ AGREEMENT WITH THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.”

Section 3. Rights and Restrictions on Common Stock.

3.1           No Sale or Transfer.

(a)           Prior to the Release Date, no Stockholder shall sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of any Common Stock held by such Stockholder or grant any option or right to purchase such Common Stock or any legal or beneficial interest therein or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Common Stock held by such Stockholder (each, a “Transfer”), except (i) to the Company in accordance with the terms of Section 3.2, (ii) to a third party or third parties in accordance with Section 3.3 or 3.4 or (iii) as provided for in subsection (b) below.

(b)           Each Stockholder may Transfer any of its Common Stock, but only to:

(i)            any spouse, child (whether natural or adopted) or grandchild of such Stockholder (any such person, a “Family Member”);

(ii)           any corporation or partnership which is controlled solely by such Stockholder; or

(iii)          a trust solely for the benefit of such Stockholder or any Family Member, the trustees of which are solely such Stockholder and/or a corporation or partnership which is controlled solely by such Stockholder (each Person to whom shares of Common Stock are Transferred in accordance with this Section 3.1(b) being herein referred to as the “Permitted Transferee”); provided, that, for any Transfer to the Permitted Transferee to be effective hereunder (and for the transferee to be deemed a Permitted Transferee hereunder), the Permitted Transferee shall execute and deliver a written agreement (which may be in the form of a counterpart hereto) satisfactory to the Company by which it agrees to be bound by all of the terms of this Agreement applicable to such Stockholder as if the Permitted Transferee originally had been a party hereto; and provided, further, that for any Transfer to a Permitted Transferee that is the spouse of a Stockholder to be effective hereunder, the Permitted Transferee shall execute and deliver a written agreement satisfactory to the Company providing for rights of repurchase (at a price determined by the Board in good faith) by the Stockholder or the Company in the event of a divorce between such spouse and such Stockholder; and provided, further, that any Permitted Transferee pursuant to paragraph (b)(ii)

or b(iii) of this Section 3.1 shall agree in writing to Transfer any shares of Common Stock which it may own back to the Stockholder from whom the Common Stock was Transferred if at any time it ceases to meet the criteria for a Permitted Transferee set forth in the applicable paragraph.  A Permitted Transferee may Transfer any shares of Common Stock back to the Stockholder from whom the Common Stock was Transferred or to any Person who would be a Permitted Transferee of such Stockholder, subject to compliance by such Person with this Section 3.1(b), and upon such compliance such Person shall likewise be a Permitted Transferee.  Any reference herein to a Stockholder shall be to both the Permitted Transferee and the Stockholder from and after the date the transfer is effected in accordance with this Section 3.1 (b).  Without limiting the generality of the foregoing, the provisions of Section 3.2 shall be likewise applicable to any Permitted Transferee, commencing upon the date that such Person becomes a Permitted Transferee, for the respective periods they apply to the Stockholder.

3.2           Effect of Certain Events.

(a)           If (i) the employment of a Stockholder who is an Employee is terminated by the Company or one of its subsidiaries for Cause, or (ii) a Stockholder breaches or violates any obligation of such Stockholder under any Non-Competition Agreement to which such Stockholder is a party, including without limitation any obligation not to compete with the Company or any of its subsidiaries, any obligation not to solicit employees of the Company or any of its subsidiaries or any obligation not to disclose confidential or proprietary information involving the Company or any of its subsidiaries, irrespective of whether such Stockholder is an Employee at the time of such breach or violation, the Company shall have the right, at its option, exercisable by delivery of written notice to such Stockholder during the Call Period, to purchase all or any portion of the shares of Common Stock held by such Stockholder at the time such written notice is delivered or acquired after the date such written notice is delivered upon exercise of any stock options held by such Stockholder (a “Call”).  The purchase price per share of any shares of Common Stock purchased pursuant to this Section 3.2(a) shall be equal to the Fair Market Value of such share of Common Stock as of the business day immediately preceding the date on which the Closing occurs (the “Call Price”).

(b)           All shares of Common Stock held by any Stockholder that the Company does not purchase pursuant to the provisions of Section 3.2(a) shall continue to be subject to the provisions of this Agreement (including Sections 3.1, 3.3(b) and 3.4), other than Section 3.3(a).

(c)           Subject to Section 3.2(d), the closing (the “Closing”) of any purchase of shares of Common Stock which the Company has elected to purchase pursuant to Section 3.2(a) (the “Called Shares”) shall take place at the principal office of the Company on the later of (i) fifteen business days after the Notice Date and (ii) if such Stockholder has died, is permanently disabled or has been adjudicated an incompetent on or prior to the date of the Closing, ten days after the appointment of a Legal Representative (or, in each case, if such day is not a business day, then the first business day thereafter) (such later date, the “Scheduled Closing Date”).  At the Closing, such Stockholder shall sell, convey, transfer, assign and deliver to the Company all right, title and interest in and to the Called Shares, which shall constitute (and, at the Closing, such Stockholder shall represent, warrant and certify the same to the Company in writing) good and unencumbered title to such shares, free and clear of all liens, security interests, encumbrances and adverse claims of any kind and nature (other than those in favor of the Company pursuant to this Agreement), and shall deliver to the Company a certificate representing the shares duly endorsed for transfer, or accompanied by appropriate stock transfer powers duly executed, and with all necessary transfer tax stamps affixed thereto at the expense of such Stockholder, and the Company shall deliver to such Stockholder, in full payment of the purchase price for the Called Shares, either a wire transfer to an account designated by such Stockholder or a cashier’s, certified or official bank check payable to the order of such Stockholder (the method of payment to be at the option of the Company), in an amount equal to the Call Price multiplied by the aggregate number of Called Shares.  Notwithstanding anything herein to the contrary, from and after the Notice Date, such Stockholder shall not have any rights with respect to any of the Called Shares (including any rights pursuant to Sections 3.3 and 3.4), except to receive the purchase price therefor.

(d)           Notwithstanding the provisions of Section 3.2(c), if the Company exercises its option to purchase Called Shares, but the Company is prohibited from effecting the Closing on the Scheduled Closing Date by any contractual obligation of the Company or any of its Affiliates, the terms of any Capital Stock or applicable law, then the Closing shall take place on the first practicable date on which none of the foregoing prohibitions is applicable.  If at any time the foregoing prohibitions shall cease to be applicable to any portion of the Called Shares not purchased, then the Company shall purchase such portion on the first practicable date on which the Company is permitted to do so.

(e)           If, as of the business day immediately preceding the date on which the Closing occurs, the Common Stock is listed or traded in a manner referred to in the definition of “Closing Price”, then the Fair Market Value per share of such Stockholder’s Common Stock shall equal the Closing Price of such Common Stock as of the business day immediately preceding the date on which the Closing occurs; otherwise, the Fair Market Value per share of such Stockholder’s Common Stock shall be the per share fair market value of such Common Stock as of such business day as determined in good faith by the Board, and such determination shall be final and binding on the Company and the Stockholder.

3.3           Participation in Public Offering of Common Stock.

(a)           If the Preferred Stock Holders propose to sell all or any portion of their shares of Common Stock owned by the Preferred Stock Holders in a Public Offering in connection with the exercise of their registration rights under the Investor Stockholders Agreement, and the managing underwriter(s) advises the Company in writing of its belief that, after taking into account the securities which the Company and the Preferred Stock Holders have requested to be included in such Public Offering, additional shares of Common Stock may be included in such Public Offering without adversely affecting the Public Offering or requiring the Preferred Stock Holders to reduce their participation in the Public Offering, then each Stockholder shall be entitled to participate proportionately in such Public Offering by selling in the Public Offering the lesser of (x) such number of shares of Common Stock as, in the belief of the managing underwriter(s), would not adversely affect such Public Offering or require the Preferred Stock Holders to reduce their participation in the Public Offering and (y) the same percentage of such Stockholder’s shares of Common Stock as the Preferred Stock Holders are selling of their shares of Common Stock in the Public Offering (determined on the basis of the aggregate number of shares of Common Stock owned and the aggregate number of shares of Common Stock being sold by the Preferred Stock Holders (assuming conversion, exchange or exercise of all Convertible Securities held by the Preferred Stock Holders and such Stockholder other than Compensatory Equity)).  If the Stockholders shall be entitled to participate in a Public Offering pursuant to the previous sentence, then the Company shall notify each Stockholder in writing of the Preferred Stock Holders’ intention to effect such Public Offering at least ten business days, or such shorter time as the Company deems practicable, before the effective date of the registration statement relating to such Public Offering (the “Section 3.3 Notice”).  If the Stockholder wishes to participate in such Public Offering, such Stockholder shall notify the Company in writing within three business days after receipt of the Section 3.3 Notice of such Stockholder’s intention to participate in such Public Offering, including the number of shares with respect to which such Stockholder will so participate.  Any failure by a Stockholder to so notify the Company within such three business-day period shall be deemed an election by such Stockholder not to participate in such Public Offering with respect to any of such Stockholder’s shares of Common Stock.  If any Stockholder sells any shares pursuant to this Section 3.3, such Stockholder shall pay and be responsible for such Stockholder’s proportionate share of the Expenses of Sale and the Sale Obligations, including indemnifying the underwriters of such Public Offering, on a proportionate basis, to the same extent as the Preferred Stock Holders are required to indemnify such underwriters.  If any Stockholder sells any shares pursuant to this Section 3.3, such Stockholder shall be entitled to all of the rights and be bound by all of the obligations of a “Participating Holder” under Section 2.1(g), the first sentence of Section 2.2(b), Section 2.3(a)(iii), Section 2.3(a)(vi), Section 2.3(a)(viii) (to the extent such section relates to the provision of an earnings statement), Section 2.3(a)(xix), Section 2.3(a)(xx), the last two sentences of Section 2.4(a), the last two sentences of Section 2.4(b), and Section 2.6 of the Investor Stockholders Agreement, and shall be entitled to all of the rights and be bound by all of the obligations of a “Holder” under Sections 2.2(b), 2.3(c) and 2.6 of the Investor Stockholders Agreement.

(b)           In connection with any proposed Public Offering of the Company, whether by any of the Preferred Stock Holders or the Company or otherwise, and whether or not such Stockholder is participating therein, each Stockholder agrees (i) to supply any information reasonably requested by the Company in connection with the preparation of a registration statement and/or any other documents relating to such Public Offering, (ii) to execute and deliver any agreements and instruments reasonably requested by the Company to effectuate such Public Offering, including an underwriting agreement, a custody agreement and a “hold back” agreement pursuant to which the Stockholder will agree not to sell or purchase any securities of the Company (whether or not such securities are otherwise governed by this Agreement) for the same period of time following the Public Offering as is agreed to by the Preferred Stock Holders with respect to themselves and (iii) to otherwise comply with the provisions of Section 2 of the Investor Stockholders Agreement applicable to the Participating Holders (as defined therein).  If the Company requests that the Stockholder take any of the actions referred to in clause (i), (ii) or (iii) of the previous sentence, the Stockholder shall take such action promptly but in any event within five days following the date of such request.

3.4           Required Participation in Sale of Securities by the NMP Entities.  Notwithstanding any other provision of this Agreement to the contrary, if the NMP Entities shall propose to sell (including by exchange, in a business combination or otherwise) at least 80% of their shares of Series B Preferred Stock to a third party in the same transaction or transactions (which would represent, together with any other shares of Capital Stock proposed to be transferred (including pursuant to the exercise by the NMP Entities of their rights under Section 7.4 of the Investor Stockholders Agreement), more than 50% of the outstanding Capital Stock) or the Company proposes to sell or otherwise transfer for value all or substantially all of the stock, assets or business (whether by merger, sale or otherwise) of the Company to a third party, then (i) the NMP Entities at their option may require, in the case of a sale of Capital Stock by the NMP Entities, that each Stockholder sell a proportionate amount of such Stockholder’s shares of Common Stock (which shall be the same proportion as the proportion of the aggregate number of shares sold by the NMP Entities to the aggregate number of shares owned by the NMP Entities) and waive any appraisal right that it may have in connection with the Transaction and (ii) in any case, if stockholder approval of the Transaction is required and the Company’s stockholders are entitled to vote thereon, that each Stockholder vote all of such Stockholder’s shares of Common Stock in favor of such Transaction.  Any sale of shares of Common Stock by a Stockholder pursuant to this Section 3.4 shall, subject to Section 3.5, be for the same consideration per share, on substantially the same terms and subject to substantially the same conditions as the sale of shares of Capital Stock owned by the NMP Entities.  Each Stockholder that sells any shares of Common Stock pursuant to this Section 3.4 shall pay and be responsible for such Stockholder’s proportionate share of the Expenses of Sale and the Sale Obligations.

3.5           Exceptions.  Notwithstanding anything contained to the contrary in Section 3.4,

(a)           in connection with a sale by the NMP Entities pursuant to Section 3.4 where the consideration in such sale consists of or includes securities, if the sale of such securities to the Stockholder would require either a registration statement under the Securities Act of 1933, as amended, or preparation of a disclosure statement pursuant to Regulation D (or any successor regulation) under the Securities Act of 1933, as amended, or a similar provision of any state securities law, and such registration statement or disclosure statement is not otherwise being prepared in connection with the sale, then, at the option of the NMP Entities, the Stockholder may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board, whose determination shall be final and binding;

(b)           the consideration per share received by a Stockholder in any sale pursuant to Section 3.4 which is not a sale of all of the outstanding Capital Stock shall be adjusted as between the Preferred Stock Holders and the holders of Common Stock if the sale involves both Preferred Stock and Common Stock, which adjustment shall be as determined in good faith by the Board, whose determination shall be final and binding; and

(c)           in no event shall any Stockholder be obligated pursuant to Section 3.4 to assume any joint liabilities or obligations with respect to any other party, or to make representations, warranties or covenants that are more expansive or otherwise less favorable to the Stockholder than those made by any other similarly situated Company security holder in such Transaction.

3.6           Limitation on Sale of Securities.  If the Company receives a request for registration pursuant to an underwritten offering of registrable securities pursuant to Section 2.1 or 2.2 of the Investor Stockholders Agreement (and if such a request is being implemented or has not been withdrawn or abandoned), each Stockholder agrees that, to the extent requested in writing by the managing underwriter(s), it will not effect any public or private offer, sale, distribution or other disposition of any Common Stock during the 180-day period in the case of an initial public offering of Common Stock (or such shorter period as the managing underwriter(s) may require), or the 90-day period in the case of any other underwritten offering (or such shorter period as the managing underwriter(s) may require), in each case beginning on the effective date of such registration statement and excluding shares of Common Stock covered by the registration statement filed in connection with such underwritten offering (such periods of time being herein referred to as the “Restricted Period”), provided that each Stockholder has received prior written notice of such offering and provided, further, that, in connection with such underwritten offering, each officer and director of the Company is subject to restrictions substantially equivalent to those imposed on the Stockholders, and provided, further, that, if (A) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the relevant Restricted Period, or (B) prior to the expiration of the relevant Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the relevant Restrictive Period, the restrictions imposed by this Section 3.6 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Section 4. Miscellaneous.

4.1           Distributions.  In the event of any dividend, distribution or exchange paid or made in respect of the Common Stock consisting of Affiliate Securities, (a) the restrictions and rights with respect to the Common Stock that are contained in this Agreement shall be applicable to the Affiliate Securities without further action of the parties (with the references to Common Stock being deemed references to the Affiliate Securities and the references to the Company being deemed references to the Affiliate), and (b) as a condition precedent to the receipt of the Affiliate Securities by a Stockholder, such Stockholder shall enter into a stockholders’ agreement containing terms substantially equivalent to those contained herein with respect to the Affiliate Securities (but reflecting the economics of the dividend, distribution or exchange and the capitalization of the Affiliate).  The Board, in good faith, shall determine such terms and its determination shall be final and binding on such Stockholder.

4.2           Further Assurances.  Each party hereto shall cooperate with each other party, shall do and perform or cause to be done and performed all further acts and things, and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.3           Governing Law; Venue; Service of Process; Waiver of Jury Trials.

(a)           Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

(b)           Venue and Service of Process.  By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal and state courts located in the State of New York in New York County (collectively, the “Selected Courts”) for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees not to commence any action or proceeding relating thereto except in the Selected Courts, provided, that, a party may commence any action or proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of any process, summons, notice or document in any action or proceeding by registered first-class mail, postage prepaid, return receipt requested or by nationally recognized courier guaranteeing overnight delivery in accordance with Section 4.6 and agrees that such service of process shall be effective service of process for any action or proceeding brought against it in any such court, provided, that, nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; (iii) waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the Selected Courts; and (iv) waives and agrees not to plead or claim in any court that any such action or proceeding brought in any such Selected Court has been brought in an inconvenient forum.

(c)           Waiver of Jury Trial.  With respect to any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each of the parties hereby irrevocably, to the extent not prohibited by applicable law that cannot be waived, waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any action arising in whole or in part under or in connection with this Agreement or the transactions contemplated hereby, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise, and agrees that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any action or proceeding whatsoever between them relating to this Agreement or the transactions contemplated hereby.  Such action or proceeding shall instead be tried in a Selected Court by a judge sitting without a jury.

4.4           Remedies.  Each party hereby agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached and further agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by it and that, in addition to all other remedies available to the other parties, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance of the terms and provisions of this Agreement.  Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.  Each party hereby further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.  In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover, to the extent permitted by applicable law, attorneys’ fees in addition to its costs and expenses and any other available remedy.

4.5           Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including, without limitation, that provision or portion of any provision, in any other jurisdiction.  In addition, should a court or arbitrator determine that any provision or portion of any provision of this Agreement is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereby agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

4.6           Notice.  Unless otherwise provided herein, all notices, requests, demands, claims and other communications provided for under the terms of this Agreement shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be sent by (i) personal delivery (including, without limitation, receipted courier service) or overnight delivery service to the intended recipient at the address set forth below, (ii) facsimile during normal business hours, with confirmation of receipt, to the number of the intended recipient as set forth below, (iii) reputable commercial overnight delivery service courier to the intended recipient at the address set forth below or (iv) registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

(a)           If to the Company, to:

Ikaria Holdings, Inc.
c/o New Mountain Capital, L.L.C.
787 Seventh Avenue
New York, NY 10019
Attention: David Shaw
Facsimile: (212) 582-2277

(b)           If to a Stockholder, to the address for such Stockholder set forth in the books and records of the Company, and if to the Legal Representative, to such Person at the address of which the Company is notified in accordance with this Section 4.6.

(c)           In all cases, with a copy to (which shall not constitute notice):

c/o New Mountain Capital, L.L.C.
787 Seventh Avenue
New York, NY 10019
Attention: Alok Singh
Facsimile: (212) 582-2277

and

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Aviva F. Diamant, Esq.
Facsimile: (212) 859-4000

and

Heller Ehrman LLP
701 Fifth Avenue, Suite 6100
Seattle, WA 98104
Attention: Sonya Erickson, Esq.
Facsimile: (206) 515-8888

All such notices, requests, consents and other communications shall be deemed to have been given when received.  Any party may change its facsimile number or its address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner then set forth in this Section 4.6.

4.7           Binding Effect; Assignment; Third-Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and any of their respective successors, personal representatives and permitted assigns who agree in writing to be bound by the terms hereof.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Stockholder without the prior written consent of the Company.  In addition, each of the NMP Entities shall be a third party beneficiary of Sections 3.3(b), 3.4 and 3.5 of this Agreement and shall be entitled to enforce such Sections of this Agreement.

4.8           Amendments and Waivers.  This Agreement and any of the provisions hereof may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, only by written agreement signed by the Company and the Majority Stockholders; provided, that any amendment, waiver or modification of, or supplement to, Section 3.3, 3.4 or 3.5 may be effected only with the consent of the NMP Entities; and provided, further, that, the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver.  The waiver by any party hereto of a breach of any provision of this Agreement by any Stockholder shall not operate or be construed as a waiver of such breach by any other Stockholder, except as otherwise explicitly provided for in such waiver.  Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The Company may require any prospective holder of Common Stock after the date hereof to execute a counterpart signature page to this Agreement agreeing to be bound by the provisions of this Agreement as a “Stockholder,” and the execution of such a counterpart signature page to this Agreement by such prospective holder shall only require consent of the Company, which shall be evidenced by the Company’s execution of the counterpart signature page (provided, that nothing in this Section 4.8 shall relieve the Company of any obligation to obtain any requisite approval of the Board or any other approval required by it under the terms of any contract to which it is a party prior to taking any action set forth in this Section 4.8).  Notwithstanding anything contained in this Agreement to the contrary, each Stockholder hereby acknowledges and agrees that no Stockholder shall have any right to enforce this Agreement against any other Stockholder or compel or seek to compel the Company or the NMP Entities to enforce any of their respective rights under this Agreement against any other Stockholder, and such right of the Company and the NMP Entities to enforce their respective rights under this Agreement against any Stockholder shall be solely and exclusively vested in the Company and the NMP Entities (and their respective successors and assigns), respectively.  Without limiting the generality of the foregoing, each Stockholder hereby acknowledges and agrees that (i) the Company (and its successors and assigns) shall have the sole and exclusive right to waive any rights of the Company hereunder and compliance by any Stockholder with any provision hereof and to provide any Stockholder with terms relating to such rights that are different from (including, without limitation, terms that are more favorable or less favorable than) the terms provided in this Agreement to any other Stockholder, and (ii) the NMP Entities (and its successors and assigns) shall have the sole and exclusive right to waive any rights of the NMP Entities hereunder and compliance by any Stockholder with any provision hereof and to provide any Stockholder with terms relating to such rights that are different from (including, without limitation, terms that are more favorable or less favorable than) the terms provided in this Agreement to any other Stockholder.

4.9           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

4.10         Entire Agreement.  This Agreement, and, to the extent referred to herein, the Investor Stockholders Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

4.11         Withholding.  The Company shall have the right to deduct from any amount payable under this Agreement any taxes required by applicable law to be withheld.  Each Stockholder agrees to indemnify the Company against any federal, state and local withholding taxes for which the Company may be liable in connection with such Stockholder’s acquisition, ownership or disposition of any Common Stock.

4.12         No Right to Continued Employment.  This Agreement shall not confer upon any Stockholder any right with respect employment by the Company or any Affiliate thereof, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate such Stockholder’s employment at any time.

4.13         Possession of Certificates; Power of Attorney.

(a)           In order to provide for the safekeeping of the certificates representing the shares of Common Stock held by the Stockholders pursuant hereto and to facilitate the enforcement of the terms and conditions hereof, at any time requested by the Company, (i) each Stockholder shall redeliver to the Company, and the Company shall retain physical possession of, all certificates representing shares of Common Stock held by such Stockholder pursuant hereto and (ii) each Stockholder shall deliver to the Company an undated stock power, duly executed in blank, for each such certificate.  Each Stockholder shall be relieved of any obligation otherwise imposed by this Agreement to deliver certificates representing shares of Common Stock if the same are in the custody of the Company.

(b)           Each Stockholder hereby irrevocably appoints the Representative as the Stockholder’s true and lawful agent and attorney-in-fact, with full powers of substitution, to act in the Stockholder’s name, place and stead, to do or refrain from doing all such acts and things, and to execute and deliver all such documents, as the Representative shall deem necessary or appropriate in connection with a Public Offering of securities of the Company, including pursuant to Section 3.3, or a sale pursuant to Section 3.2 or 3.4, including, without in any way limiting the generality of the foregoing, in the case of a sale pursuant to Section 3.4, but subject to the limitations set forth in Section 3.5, to execute and deliver on behalf of such Stockholder a purchase and sale agreement and any other agreements and documents that the Representative deems necessary in connection with any such sale, and in the case of a Public Offering, to execute and deliver on behalf of such Stockholder an underwriting agreement, a “hold back” agreement and, if the Stockholder is participating in the Public Offering, a custody agreement, an underwriting agreement, a power of attorney and in each case any other agreements and documents that the Representative deems necessary in connection with any such Public Offering, and in the case of any sale pursuant to Section 3.4 and any Public Offering pursuant to Section 3.3(a), to receive on behalf of such Stockholder the proceeds of the sale or Public Offering of such Stockholder’s shares, to hold back from any such proceeds any amount that the Representative deems necessary to reserve against such Stockholder’s share of any Expenses of Sale and Sale Obligations and to pay such Expenses of Sale and Sale Obligations.  Such Stockholder hereby ratifies and confirms all that the Representative shall do or cause to be done by virtue of its appointment as such Stockholder’s agent and attorney-in-fact.  In acting for such Stockholder pursuant to the appointment set forth in this Section 4.13(b), the Representative shall not be responsible to such Stockholder for any loss or damage such Stockholder may suffer by reason of the performance by the Representative of its duties under this Agreement, except for loss or damage arising from willful violation of law or gross negligence by the Representative in the performance of its duties hereunder.  The appointment of the Representative shall be deemed coupled with an interest and as such shall be irrevocable and shall survive the death, incompetency, mental illness or insanity of such Stockholder, and any person dealing with the Representative may conclusively and absolutely rely, without inquiry, upon any act of the Representative as the act of such Stockholder in all matters referred to in this Section 4.13(b).  Notwithstanding anything herein to the contrary, no authority is hereby granted to the Representative (a) to elect whether the Stockholder shall participate in a Public Offering pursuant to Section 3.3(a), or (b) to cause any Stockholder to assume any joint liabilities or obligations with respect to any other party, or to make representations, warranties or covenants that are more expansive or otherwise less favorable to the Stockholder than those made by any other similarly situated Company security holder in such Transaction.  For purposes of this Agreement, the “Representative” shall mean (i) as applied to Section 3.2, the Secretary of the Company or such other person designated by the Board, and (ii) as applied to Sections 3.3, 3.4 and 3.5, the NMP Entities.

4.14         General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders.  The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof.  Unless otherwise specified, the terms “hereof’, “herein” and similar terms refer to this Agreement as a whole, and references herein to Sections refer to Sections of this Agreement.  Words of inclusion shall not be construed as terms of limitation herein, so that references to “include”, “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.  Any action required to be taken “within” a specified time period following the occurrence of an event shall be required to be taken no later than 5:00 PM, New York City time, on the last day of the time period, which shall be calculated starting with the day immediately following the date of the event.

4.15         Termination.  This Agreement, and all of the rights and obligations of the parties hereto, shall terminate without further action of the parties upon the termination of the Preferred Stock Purchase Agreement.

IN WITNESS WHEREOF, this Common Stockholders Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first above written.

IKARIA HOLDINGS, INC.

By:	/s/ Alok Singh
Name: Alok Singh
Title: President

[SIGNATURE PAGE TO IKARIA HOLDINGS, INC. COMMON STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF, this Common Stockholders Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first above written.

INDIVIDUAL STOCKHOLDER:

Name:

ENTITY STOCKHOLDER:

Fred Hutchinson Cancer Research Center
(Print Legal Name of Stockholder Entity)

By:	/s/ Douglas J. Shaeffer

Title:	V.P. & General Counsel

Print Name:	Douglas J. Shaeffer

[SIGNATURE PAGE TO IKARIA HOLDINGS, INC. COMMON STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF, this Common Stockholders Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first above written.

INDIVIDUAL STOCKHOLDER:

/s/ Michael L. Morrison
Name: Michael L. Morrison

ENTITY STOCKHOLDER:

(Print Legal Name of Stockholder Entity)

By:

Title:

Print Name:

[SIGNATURE PAGE TO ITL HOLDINGS, INC. COMMON STOCKHOLDERS AGREEMENT]

The undersigned acknowledges that the undersigned has read the foregoing Common Stockholders Agreement between the Company and the undersigned’s spouse, understands that the undersigned’s spouse holds shares of Common Stock subject to the provisions of such Agreement and agrees to be bound by the foregoing Agreement.

/s/ Katherine Morrison
Individual’s Spouse: Katherine M. Morrison

[SIGNATURE PAGE TO ITL HOLDINGS, INC. COMMON STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF, this Common Stockholders Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first above written.

INDIVIDUAL STOCKHOLDER:

/s/ Flemming Ornskov
Name: Flemming Ornskov

ENTITY STOCKHOLDER:

(Print Legal Name of Stockholder Entity)

By:

Title:

Print Name:

[SIGNATURE PAGE TO IKARIA HOLDINGS, INC. COMMON STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF, this Common Stockholders Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first above written.

INDIVIDUAL STOCKHOLDER:

/s/ Mark Roth
Name: Mark Roth

ENTITY STOCKHOLDER:

(Print Legal Name of Stockholder Entity)

By:

Title:

Print Name:

[SIGNATURE PAGE TO IKARIA HOLDINGS, INC. COMMON STOCKHOLDERS AGREEMENT]

The undersigned acknowledges that the undersigned has read the foregoing Common Stockholders Agreement between the Company and the undersigned’s spouse, understands that the undersigned’s spouse holds shares of Common Stock subject to the provisions of such Agreement and agrees to be bound by the foregoing Agreement

/s/ Illegible
Individual’s Spouse

[SIGNATURE PAGE TO IKARIA HOLDINGS, INC. COMMON STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF, this Common Stockholders Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first above written.

INDIVIDUAL STOCKHOLDER:

/s/ Kevin Tomaselli
Name: Kevin Tomaselli

ENTITY STOCKHOLDER:

(Print Legal Name of Stockholder Entity)

By:

Title:

Print Name:

[SIGNATURE PAGE TO IKARIA HOLDINGS, INC. COMMON STOCKHOLDERS AGREEMENT]

The undersigned acknowledges that the undersigned has read the foregoing Common Stockholders Agreement between the Company and the undersigned’s spouse, understands that the undersigned’s spouse holds shares of Common Stock subject to the provisions of such Agreement and agrees to be bound by the foregoing Agreement.

/s/ Taddie Tomaselli
Individual’s Spouse

[SIGNATURE PAGE TO ITL HOLDINGS, INC. COMMON STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF, this Common Stockholders Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first above written.

INDIVIDUAL STOCKHOLDER:

/s/ Lynne Zydowsky
Name: Lynne Zydowsky

ENTITY STOCKHOLDER:

(Print Legal Name of Stockholder Entity)

By:

Title:

Print Name:

[SIGNATURE PAGE TO IKARIA HOLDINGS, INC. COMMON STOCKHOLDERS AGREEMENT]

AMENDMENT NO. 1 TO THE COMMON STOCKHOLDERS AGREEMENT

This Amendment No. 1 to the Common Stockholders Agreement (this “Amendment”) is entered into as of October 15, 2010, among (i) Ikaria, Inc. (formerly, Ikaria Holdings, Inc.), a Delaware corporation (the “Company”) and each of the signatories who are party thereto (the “Stockholders”).

INTRODUCTION

The Company and the Stockholders have entered into the Common Stockholders Agreement dated as of February 22, 2007 (the “Common Stockholders Agreement”).

Pursuant to Section 4.8 of the Common Stockholders Agreement, any amendment of the Common Stockholders Agreement requires the written agreement of the Company and majority of the voting power represented by the shares of capital stock then held by all Stockholders, including New Mountain Partners II, L.P., a Delaware limited partnership, New Mountain Affiliated Investors II, L.P., a Delaware limited partnership, and Allegheny New Mountain Partners, L.P., a Delaware limited partnership.

The signatories to this Amendment hold the requisite number of shares to effect the amendment of the Common Stockholders Agreement.

The Company and the Stockholders therefore agree as follows:

1.             Capitalized Terms.  All capitalized, undefined terms used in this Amendment shall have the meanings assigned thereto in the Common Stockholders Agreement.

2.             Amendments.

(a)           All references to “Ikaria Holdings, Inc.” in the Common Stockholders Agreement are hereby be deleted and replaced with “Ikaria, Inc.”

(b)           Section 3.2(a) of the Common Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

“(a)         If, prior to the consummation of the sale of shares pursuant to a registration statement relating to the Company’s initial public offering of common stock (the “IPO Closing”), (i) the employment of a Stockholder who is an Employee is terminated by the Company or one of its subsidiaries for Cause, or (ii) a Stockholder breaches or violates any obligation of such Stockholder under any Non-Competition Agreement to which such Stockholder is a party, including without limitation any obligation not to compete with the Company or any of its subsidiaries, any obligation not to solicit employees of the Company or any of its subsidiaries or any obligation not to disclose confidential or proprietary information involving the Company or any of its subsidiaries, irrespective of whether such Stockholder is an Employee at the time of such breach or violation, the Company shall have the right, at its option, exercisable by delivery of written notice to such Stockholder during the Call Period, to purchase all or any portion of the shares of Common Stock held by such Stockholder at the time such written notice is delivered or acquired after the date such written notice is delivered upon exercise of any stock options held by such Stockholder (a “Call”).  The purchase price per share of any shares of Common Stock purchased pursuant to this Section 3.2(a) shall be equal to the Fair Market Value of such share of Common Stock as of the business day immediately preceding the date on which the Closing occurs (the “Call Price”).  Notwithstanding anything to the contrary in this Section 3.2(a), in the event the Company has the right, as a result of such termination, breach or violation, to purchase such share of Common Stock pursuant to any other agreement or other instrument executed by a Stockholder and/or the Company (including any restricted stock, stock option, or stock unit award) (an “Other Instrument”), (A) for a lesser price, the Call Price shall be such lower price and (B) for a longer period, the Call Period shall be such longer period, provided that the Call Price shall be the price for which the Company has the right to purchase such share of Common Stock pursuant to such Other Instrument.  The provisions set forth in this Section 3.2(a) and the portion of any other provision of this Agreement that cross-references this Section 3.2(a) shall terminate and be of no further force or effect from and after the IPO Closing.”

(c)           Section 3.2(e) of the Common Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

“(e)         The Fair Market Value per share of such Stockholder’s Common Stock shall be the per share fair market value of such Common Stock as of the business day immediately preceding the date on which the Closing occurs as determined in good faith by the Board, and such determination shall be final and binding on the Company and the Stockholder.”

(d)           The first sentence of Section 3.4 of the Common Stockholders Agreement is hereby amended to add the following text immediately after “Notwithstanding any other provision of this Agreement to the contrary,” and immediately prior to “if the NMP Entities shall propose to sell…”: “at any time prior to the Section 7.4 Termination Date as such term is defined in the Investor Stockholders Agreement,”.

(e)           Section 4.6(a) of the Common Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

“(a)         If to the Company, to:

Ikaria, Inc.
6 State Route 173
Clinton, New Jersey  08809
Facsimile:  (866) 670-3623

Attention:  Matthew M. Bennett, Senior Vice President, Legal and
Corporate Development”

2

(f)            Section 4.6(c) of the Common Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

“(c)         In all cases, with a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York  10004
Facsimile:  (212) 859-4000
Attention:  Aviva F. Diamant, Esq.

and

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Facsimile: (617) 526-5000
Attention: Lia Der Marderosian, Esq.”

3.             Effective Date.  This Amendment shall become effective as of the date first written above.

4.             Interpretation.  All references in the Common Stockholders Agreement to “this Agreement” shall mean the Common Stockholders Agreement as amended by this Amendment.

5.             Effect of Amendment.  Except as expressly provided herein, the Common Stockholders Agreement shall be and remain in full force and effect.

6.             Governing Law.  This Amendment shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

7.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument

[Remainder of page intentionally left blank]

3

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized.

IKARIA, INC.

By:	/s/ Matthew M. Bennett
Name: Matthew M. Bennett
Title: Senior Vice President and Secretary

NEW MOUNTAIN PARTNERS II, L.P.

By:	New Mountain Investments II, L.L.C.,
its general partner

By:	/s/ Steven B. Klinsky
Steven B. Klinsky, Managing Member

NEW MOUNTAIN AFFILIATED
INVESTORS II, L.P.

By:	New Mountain Investments II, L.L.C.,
its general partner

By:	/s/ Steven B. Klinsky
Steven B. Klinsky, Managing Member

ALLEGHENY NEW MOUNTAIN
PARTNERS, L.P.

By:	New Mountain Investments II, L.L.C.,
its general partner

By:	/s/ Steven B. Klinsky
Steven B. Klinsky, Managing Member

ARCH VENTURE FUND VI, L.P.

By:	ARCH Venture Partners VI, L.P.,
its general partner
By:	ARCH Venture Partners VI, LLC,
its general partner

By:	/s/ Robert Nelsen
Robert Nelsen, Managing Director

VENROCK PARTNERS, L.P.

By:	Venrock Partners Management, LLC,
its general partner

By:	/s/ Bryan E. Roberts
Bryan E. Roberts, General Partner

VENROCK ASSOCIATES IV, L.P.

By:	Venrock Management IV, LLC
its general partner

By:	/s/ Bryan E. Roberts
Bryan E. Roberts, General Partner

VENROCK ENTREPENEURS FUND IV, L.P.

By:	VEF Management IV, LLC,
its general partner

By:	/s/ Bryan E. Roberts
Bryan E. Roberts, Member

LINDE NORTH AMERICA, INC.

By:
Name:
Title: